NUMBER

1001

PAR VALUE $ 0.001

SHARES

** 7,000,000 **

POWER SMOOTHIE Cafe

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK

CUSIP 73932W 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT WILLIAM J CULLEN

SEE RESTRICTIVE LEGEND ON REVERSE SIDE

Is the owner of *** Seven Million ***

Fully Paid and Non-Assessable Shares of Common Stock of Power Smoothie Café Franchising, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: January 29, 2007

Power Smoothie Café Franchising Inc.
CORPORATE
SEAL
FLORIDA

President

Secretary

Countersigned:
Florida Atlantic Stock Transfer, Inc.
7130 Nob Hill Road
Tamarac, FL 33321
Transfer Agent

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ....Custodian.....................
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

....

....

Please print or typewrite name and address including postal zip code of assignee

....

....

....

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

....

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ...

....

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

IMPORTANT: The signatures(s) on the certificate must be **guaranteed** (not notarized) by a representative of a financial institution or a registered securities dealer having membership in the Medallion signature program. A notarized signature is not an acceptable substitute for a guaranteed signature.

The shares represented by this certificate have not been registered under the Securities Act of 1933 and are "restricted Securities" as that term is defined in Rule 144 under the Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.